Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 2) (No. 333-31276) of our report dated March 21, 2001 relating to the financial statements of e-Auction Global Trading Inc. for the year ended December 31, 2000, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Toronto, Ontario
May 18, 2001

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP